UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

No Payment of Interest on Notes

The Majestic Star Casino, LLC (the “Company”) does not intend to make the October 15, 2008 interest payments of $24.0 million in aggregate with respect to the Company’s 9 ½% senior secured notes (the “Secured Notes”) and 9 ¾% senior unsecured notes (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).  The indentures governing the Notes provide for a 30-day grace period to cure such payment defaults.  If the interest payments are not made by the end of the grace period, the trustee or a specified percentage of holders of the Notes have the right to accelerate the maturity date of the respective Notes, which would cause the respective Notes to be immediately due and payable and could result in all of the Company’s indebtedness becoming immediately due and payable.  As of June 30, 2008, the Company had $572.8 million of long-term indebtedness outstanding.  Further, any such acceleration would permit the lenders under the Company’s senior secured credit facility and the holders of the Secured Notes to foreclose on substantially all of the Company’s current and future assets, which secure such indebtedness.

In addition, until such time as no interest payment default exists, the Company is (i) required to pay an additional 1% per annum in excess of the applicable interest rates on the Notes on the overdue installments of interest and (ii) restricted from taking certain actions as specified in the covenants in the indentures governing the respective Notes, including making certain payments and investments and incurring certain indebtedness.

Engagement of Financial Advisor

On August 7, 2008, the Company engaged XRoads Solutions Group, LLC (“XRoads”) as its financial advisor to assist in the evaluation of a broad range of financial and strategic alternatives aimed at addressing trends in the Company’s operating results and financial position.  A copy of the related press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

There can be no assurance that this process will result in any specific transaction that achieves the aforementioned objectives, or as to the timing or terms of any such transaction.  The Company does not expect to disclose further developments regarding its exploration of financial and strategic alternatives until such review has been terminated or the Board has approved a specific transaction or alternative.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99	Press release dated October 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2008		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Number                                 Description

99	Press release dated October 13, 2008.